EX-99.(q)(2)

GOLDMAN SACHS TRUST II

Power of Attorney

Know All Persons By These Presents, that the undersigned, Steven D. Krichmar, hereby constitutes and appoints James A. McNamara, Caroline L. Kraus, and Robert Griffith, jointly and severally, and each of them, his true and lawful attorneys-in-fact and agents, each with power and authority of substitution and resubstitution, for him in any and all capacities to sign the Registration Statement under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, of Goldman Sachs Trust II and any and all amendments to such Registration Statement, and to file the same, with exhibits thereto, and other instruments or documents in connection therewith, with the U.S. Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue thereof.

Name	Title	Date

/s/ Steven D. Krichmar	Trustee	February 6, 2018
Steven D. Krichmar